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March 24, 2000
                                         Exhibit 5
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Household Finance Corporation
2700 Sanders Road
Prospect Heights, IL  60070

Re:  Household Finance Corporation
     Registration Statement on Form S-3
     For $10 Billion of Debt Securities
     And Warrants to Purchase Debt Securities
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Gentlemen:

As Vice President - Corporate Law and Assistant Secretary of Household International, Inc., the parent company of Household Finance Corporation ("HFC"), I am generally familiar with the proceedings in connection with HFC's Registration Statement on Form S-3 (the "Registration Statement") in which $10,000,000,000 aggregate principal amount of Debt Securities and Warrants to Purchase Debt Securities of HFC are being registered. Each issuance of Debt Securities constituting senior debt of HFC and will be issuable under one of several Indentures, such Indentures being dated as of October 1, 1992 between HFC and U.S. Bank Trust National Association, formerly known as First Trust of Illinois, as Trustee, successor in interest to BankAmerica of Illinois, formerly known as Continental Bank, (National Association), as Trustee (the "U.S. Bank Indenture"), dated as of April 1, 1995 between HFC and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (the "Bank One Indenture"), dated as of November 1, 1994 between HFC and The Bank of New York, as Trustee, successor in interest to NationsBank of Tennessee (the "Bank of New York Indenture"), and dated as of September 15, 1998 between HFC and Allfirst Bank (formerly known as FMB Bank, formerly known as The First National Bank of Maryland), as Trustee (the "Allfirst Indenture"). Debt Securities constituting senior subordinated debt of HFC will be issuable under an Indenture dated as of March 15, 1990, between HFC and Harris Trust and Savings Bank, as Trustee (the "Harris Subordinated Indenture"). The Warrants, if and where issued, will be issuable under a warrant agreement between HFC and a national or state banking institution (the "Warrant Agreement"). The foregoing Indentures, or forms thereof, and the forms of the

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Warrant Agreement have been filed with the Securities and Exchange Commission
(the "Commission") as exhibits to the Registration Statement.

Based upon my review of the records and documents of HFC, I am of the opinion that:

1. HFC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. The U.S. Bank Indenture, Bank One Indenture, Bank of New York Indenture, Allfirst Indenture, and Harris Subordinated Indenture have been duly authorized, executed and delivered by HFC, and constitute valid and legally binding instruments of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The Warrant Agreement will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. When the issuance of the Debt Securities and the Warrants to Purchase Debt Securities, as the case may be, has been duly authorized by appropriate corporate action, and such Debt Securities and Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, and as described in the Registration Statement, including the Prospectus and Prospectus Supplement, relating to such Debt Securities and Warrants to Purchase Debt Securities, such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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I hereby consent to the use of my name and my opinion in the Prospectus and
Prospectus Supplement filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933, as amended (the "Act"), in connection with the Registration Statement relating thereto filed with the Commission on or about March 24, 2000, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ John W. Blenke